SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2014

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 20, 2014, USA Technologies, Inc. (the “Company”) and Avidbank Corporate Finance, a division of Avidbank, entered into a Seventh Amendment (the "Seventh Amendment”) to the Loan and Security Agreement dated as of June 21, 2012, as amended by a First Amendment thereto dated as of January 1, 2013, a Second Amendment thereto dated as of April 2, 2013, a Third Amendment thereto dated as of April 11, 2013, a Fourth Amendment thereto dated as of April 29, 2013, a Fifth Amendment thereto dated as of September 26, 2013, and a Sixth Amendment thereto dated as of May 15, 2014  (collectively, the “Loan Agreement”).

The Loan Agreement provides for a secured asset-based revolving line of credit facility (the “Line of Credit”). The Seventh Amendment increases the aggregate amount available to the Company under the Line of Credit from up to $5.0 million to up to $7.0 million, and extends the maturity date of the Line of Credit for an additional twelve months, or until June 21, 2015. The Seventh Amendment also provides that the Company must achieve a minimum Adjusted EBITDA (as defined and as specified therein) during each quarter of the Company’s fiscal year ending June 30, 2015.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2014	USA TECHNOLOGIES, INC

	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chairman and Chief Executive Officer